UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TEGNA INC.

(Exact name of registrant as specified in its charter)

STANDARD GENERAL L.P.
STANDARD GENERAL MASTER FUND L.P.
SOOHYUNG KIM
COLLEEN B. BROWN
CARLOS P. SALAS

ELIZABETH A. TUMULTY
DAVID GLAZEK

DANIEL MALMAN
AMIT THAKRAR

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Standard General L.P., (“Standard General”) together with the other participants named herein, on April 1, 2021, filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2021 annual meeting of shareholders of TEGNA.

On April 23, 2021, Michael C. Keats of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to Standard General and Standard General Master Fund L.P., sent a letter to Wachtell, Lipton, Rosen & Katz, counsel to the TEGNA Board of Directors. A copy of the letter is filed herewith as Exhibit 1.

Forward-looking Statements

All statements contained in this communication that are not clearly historical in nature or that necessarily depend on future events are "forward-looking statements," which are not guarantees of future performance or results, and the words "anticipate," "believe," "expect," "potential," "could," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this communication that are not historical facts are based on current expectations, speak only as of the date of this communication and involve risks that may cause the actual results to be materially different. In light of the significant uncertainties inherent in the forward-looking statements, the inclusion of such information should not be regarded as a representation as to future results. Standard General L.P. disclaims any obligation to update the information herein except as may be required by law and reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Standard General L.P. has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Standard General L.P., together with the other participants named therein, has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of shareholders of TEGNA Inc., a Delaware corporation (the "Company").

STANDARD GENERAL STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR: OKAPI PARTNERS LLC, BRUCE GOLDFARB / JASON ALEXANDER / PAT MCHUGH, 212-297-0720, INFO@OKAPIPARTNERS.COM

EXHIBIT 1:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Tel: +1.212.859.8000

Fax: +1.212.859.4000

www.friedfrank.com

Direct Line: +1.212.859.8914
Email: michael.keats@friedfrank.com

April 23, 2021

Via Email

Ryan A. McLeod

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019-6150

Re:    TEGNA, Inc. Stockholder Inspection Demand Under 8 Del. C. 220

Dear Ryan:

This addresses your April 19, 2021 response to the stockholder inspection demand that Standard General L.P. (“Standard General”) served on TEGNA Inc. (“TEGNA” and the “Company”) by letter dated April 8, 2021 (the “Demand Letter”) regarding multiple instances of racial, gender and disability bias and harassment at the Company.

We are quite troubled that, according to your letter, TEGNA continues to believe that there is no “evidence to suggest a credible basis [to] … infer that … wrongdoing may have occurred.” As you know, Standard General’s Demand Letter included both unsolicited correspondence it received containing detailed allegations of multiple instances of racial and disability bias as well as numerous press stories describing allegations of specific instances of racial and ethnic bias and hostile work conditions at no fewer than four of TEGNA’s station affiliates. In fact, the racially insensitive and discriminatory behavior at TEGNA’s Denver station was so bad that several prominent Latinx elected officials publicly intervened. Moreover, Standard General’s own nominee to the TEGNA Board of Directors, Adonis Hoffman, had his own repugnant experience of racial bias with CEO Dave Lougee, which Lougee (belatedly) acknowledged. It is concerning, particularly in the current environment, that TEGNA would suggest, as your letter does, that the documentation we provided does not serve as a credible basis to infer wrongdoing.

We are also disappointed that the confidentiality agreement you are insisting Standard General sign would preclude Standard General from sharing information with TEGNA shareholders even when the information would be material to a TEGNA shareholder’s voting decision in connection with the upcoming Annual Meeting. As you know, a key issue for voters at that meeting is TEGNA’s (and its Chairman’s and CEO’s) record with respect to diversity and inclusion and the Board’s response to allegations of misconduct at TEGNA. We are quite troubled that TEGNA’s management is seeking to hide behind confidentiality in this context. This seems no different than the sort of non-disclosure agreements that wrongdoers have imposed for years on victims of discriminatory misconduct and harassment to silence them.

New York • Washington • London • Frankfurt

Fried, Frank, Harris, Shriver & Jacobson LLP is a Delaware Limited Liability Partnership

Fried, Frank, Harris, Shriver & Jacobson LLP

April 23, 2021

That said, Standard General is prepared to enter into a confidentiality agreement that protects individual identities and personal information. Standard General will not agree, nor should TEGNA expect, to hide from shareholders documents that relate to the Board of Directors’ handling of diversity issues and investigations into allegations of bias and harassment at TEGNA. Those documents are plainly material to shareholders as they evaluate management’s handling of diversity and inclusion efforts at the Company.

Finally, TEGNA’s categorical refusal to produce any privileged documents, including documents relating to the Company’s purported investigation with outside counsel regarding Dave Lougee’s inappropriate conduct towards Adonis Hoffman, is unacceptable. As you know, the Delaware Supreme Court has held that a shareholder making a Section 220 demand has the right to review a company’s privileged documents and materials constituting work product under the Garner doctrine, where those documents were shared with the Board and it is “very difficult to find those documents by other means.” Wal-Mart Stores, Inc. v. Indiana Elec. Workers Pension Tr. Fund, 95 A.3d 1264, 1276-80 (Del. 2014) (relying on Garner v. Wolfinbarger, 430 F.2d 1093, 1104 (5th Cir. 1970)). As we understand it, TEGNA’s outside counsel interviewed CEO Lougee about the Adonis incident and reported its findings to the Board of Directors. Simply put, there is no source of information about the Board’s handling of Lougee’s misconduct other than whatever interview memorandum outside counsel prepared, or any other privileged materials or reports shared with the Board of Directors in connection with its supposed investigation. The same analysis would apply to any other purported investigations by the Board of Directors into allegations of bias or misconduct set forth in any of the materials that Standard General provided to the Company with its Demand Letter. TEGNA cannot conceal its maintenance of a discriminatory and hostile work environment from shareholders by hiding behind bogus claims of privilege.

Standard General stands ready to execute a confidentiality agreement along the lines described above. If TEGNA is in agreement, we are prepared to provide a substantially revised confidentiality agreement that allows Standard General and other shareholders to have the information they need to evaluate management’s record on diversity issues in the limited time remaining before votes must be cast.

Standard General reserves all of its rights, claims and remedies, and waives none.

Fried, Frank, Harris, Shriver & Jacobson LLP

April 23, 2021

Very truly yours,

/s/ Michael C. Keats
Michael C. Keats
Partner